UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 5, 2013

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Lagoon Drive, 4th Floor

Redwood City, California 94065

(650) 598-6000

(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

As described under Item 5.07 of this Current Report on Form 8-K, on June 5, 2013 the stockholders of Equinix, Inc. (“Equinix”) approved amendments to Equinix’s Amended and Restated Certificate of Incorporation (the “Charter”) to eliminate the provision of Equinix’s Charter mandating that stockholder action be effected at an annual or special meeting of the stockholders, and not by written consent, and to instead permit stockholders to act by written consent so long as stockholders holding at least 25% of the voting power of the outstanding capital stock request that the Board of Directors (the “Board”) set a record date for the action by written consent (the “Charter Amendment”). The Charter Amendment became effective upon its filing with the Secretary of State of the State of Delaware on June 7, 2013.

The Board previously adopted a corresponding amendment to Equinix’s Amended and Restated Bylaws (the “Bylaws”), effective upon the approval by stockholders of Equinix’s proposal to amend the Charter (the “Bylaw Amendments”). The Bylaw Amendments require stockholders requesting the establishment of a record date to provide certain information, to make certain representations and to comply with certain requirements relating to the proposed action and their ownership Equinix’s stock. The Bylaw Amendments also provide for the appointment of Inspectors of Election to perform a ministerial review of the validity of consents and revocations.

The Charter Amendment and Bylaw Amendments are described in Equinix’s definitive proxy statement filed with the Securities and Exchange Commission on Schedule 14A in connection with the 2013 Annual Meeting of Stockholders (the “Annual Meeting”). The description of the Charter Amendment contained herein is qualified in its entirety be reference to the full text of the Charter Amendment, which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated by reference herein. The descriptions of the Bylaws and Bylaw Amendments contained herein are qualified in their entirety by reference to the full text of the Bylaws, as amended by the Bylaws Amendments, which is attached to this Current Report on Form 8-K as Exhibit 3.2 and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Equinix was held on June 5, 2013 for the purpose of considering and voting on:

•	Election of eight directors to the Board to serve until the next Annual Meeting or until their successors have been duly elected and qualified;

•	Ratification of the appointment of PricewaterhouseCoopers LLP as Equinix’s independent registered public accounting firm for the fiscal year ending December 31, 2013;

•	Approval by a non-binding advisory vote of the compensation of Equinix’s named executive officers; and

•	Approval of an amendment to Equinix’s Charter to permit holders of record of at least twenty-five percent (25%) of the voting power of its outstanding capital stock to take action by written consent.

At the close of business on April 19, 2013, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 49,353,884 shares of Equinix’s Common Stock issued and outstanding and entitled to vote at the Annual Meeting. The holders of 44,037,657 shares of Equinix’s Common Stock were represented in person or by proxy at the Annual Meeting, constituting a quorum.

At the Annual Meeting, all of the directors were reelected and all other proposals submitted to the Equinix stockholders were approved.

The vote with respect to the election of the directors was as follows:

	For	Withheld	Broker Non-Votes
Thomas Bartlett	41,729,786	154,890	2,152,981
Gary Hromadko	41,691,051	193,625	2,152,981
Scott Kriens	41,538,822	345,854	2,152,981
William Luby	41,725,949	158,727	2,152,981
Irving Lyons, III	41,726,331	158,345	2,152,981
Christopher Paisley	37,404,382	4,480,294	2,152,981
Stephen Smith	41,415,404	469,272	2,152,981
Peter Van Camp	36,155,236	5,729,440	2,152,981

With respect to the proposal to ratify the appointment of PricewaterhouseCoopers LLP as Equinix’s independent registered public accounting firm for the fiscal year ending December 31, 2013, there were 43,657,780 votes “For,” 259,674 votes “Against” and 120,203 abstentions.

With respect to the proposal to approve by a non-binding advisory vote the compensation of Equinix’s named executive officers, there were 41,491,431 votes “For,” 214,357 votes “Against,” 178,888 abstentions and 2,152,981 Broker Non Votes.

With respect to the proposal to approve an amendment to Equinix’s Charter to permit holders of record of at least twenty-five percent (25%) of the voting power of its outstanding capital stock to take action by written consent, there were 41,354,187 votes “For,” 403,743 votes “Against,” 126,746 abstentions and 2,152,981 Broker Non Votes.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Equinix, Inc.

3.2	Amended and Restated Bylaws of Equinix, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: June 11, 2013	By:	/s/ Keith Taylor
Keith Taylor
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Equinix, Inc.

3.2	Amended and Restated Bylaws of Equinix, Inc.